EXHIBIT 2.1

EXECUTION VERSION

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Second Amendment”), dated as of April 18, 2012, is made and entered into by and among K-9 HOLDINGS, INC., a Delaware corporation (“Parent”), K-9 ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and GREAT WOLF RESORTS, INC., a Delaware corporation (the “Company”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of March 12, 2012 as amended by that certain First Amendment to Agreement and Plan of Merger (the “First Amendment”), dated as of April 6, 2012 (as amended, the “Merger Agreement”);

WHEREAS, in accordance with Section 9.8 of the Merger Agreement, the Parties desire to amend the Merger Agreement as set forth in this Second Amendment so as to, among other things, increase the Offer Price in the Tender Offer from $6.75 to $7.00;

WHEREAS, the Company Board, at a meeting thereof duly called and held, has unanimously (including a majority of disinterested directors) (a) approved and declared advisable this Second Amendment, the Merger and the transactions contemplated by the Merger Agreement, as amended by this Second Amendment, including the Tender Offer, as supplemented in accordance with this Second Amendment, (b) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Second Amendment and the Merger Agreement, as amended by this Second Amendment, and consummate the Merger and the other transactions contemplated by the Merger Agreement, as amended by this Second Amendment, (c) directed that, to the extent required by applicable Law, the adoption of the Merger Agreement, as amended by this Second Amendment, be submitted to a vote at a meeting of the stockholders of the Company and (d) resolved and agreed to recommend to the Stockholders of the Company that they accept the Tender Offer as supplemented in accordance with this Second Amendment, tender their Common Stock into the Tender Offer, as supplemented in accordance with this Second Amendment, and, to the extent required by applicable Law, vote in favor of the approval and adoption of the Merger Agreement, as amended by this Second Amendment, and the transactions contemplated thereby and hereby, including the Merger and the Tender Offer, in each case on the terms and subject to the conditions of the Merger Agreement, as amended by this Second Amendment;

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable, and the board of directors of Parent has unanimously approved, this Second Amendment, the Merger and the transactions contemplated by the Merger Agreement, as amended by this Second Amendment, on the terms and subject to the conditions set forth in the Merger Agreement, as amended by this Second Amendment;

WHEREAS, concurrently with the execution of this Second Amendment, and as a condition and inducement to the willingness of the Company to enter into this Second Amendment, Parent has delivered to the Company a second amended and restated Equity

Commitment Letter from the Sponsors to provide equity financing to Parent and/or Merger Sub to which the Company is an express third-party beneficiary pursuant to the terms and subject to the conditions and limitations thereof (as amended and restated, the “Equity Commitment Letter”); and

WHEREAS, concurrently with the execution of this Second Amendment, and as a condition and inducement to the willingness of the Company to enter into this Second Amendment, Parent has delivered to the Company a second amended and restated Limited Guarantee from the Sponsors in favor of the Company with respect to certain of Parent’s and Merger Sub’s obligations under the Merger Agreement, as amended by this Second Amendment, as further specified therein (as amended and restated, and as may be further amended from time to time in accordance with its terms, the “Limited Guarantee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A.           Amendments to the Merger Agreement.  The Merger Agreement is hereby amended as follows:

1.         Recitals.

(a)          The second recital in the Merger Agreement is deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the First Amendment, Merger Sub amended the tender offer (as amended and supplemented, and as it may be further amended or supplemented from time to time as permitted by this Agreement, the “Tender Offer”) to increase the Initial Offer Price to $6.75 net to seller in cash on the terms and subject to the conditions set forth herein;

WHEREAS, it is proposed that Merger Sub shall amend the Tender Offer to increase the Initial Offer Price to $7.00 net to seller in cash (such amount or any greater amount per share of Common Stock as may be paid pursuant to the Tender Offer or as may be equitably adjusted as provided herein, the “Offer Price”) on the terms and subject to the conditions set forth herein;”.

(b)          The sixth recital in the Merger Agreement is deleted in its entirety and replaced with the following:

“WHEREAS, the Company Board, at a meeting thereof duly called and held on April 18, 2012, has unanimously (including a majority of disinterested directors) (a) approved and declared advisable the Second Amendment, the Merger and the transactions contemplated by this Agreement (as amended by the Second Amendment), including the Tender Offer, as supplemented in accordance with the Second Amendment, (b) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement (as amended by the Second Amendment) and consummate the Merger and the other transactions contemplated by this Agreement (as amended by the Second Amendment), (c) directed that, to the extent required by applicable Law, the adoption of this Agreement (as amended by the

Second Amendment), be submitted to a vote at a meeting of the stockholders of the Company and (d) resolved and agreed to recommend to the stockholders of the Company that they accept the Tender Offer, as supplemented in accordance with the Second Amendment, tender their Common Stock into the Tender Offer, as supplemented in accordance with the Second Amendment, and, to the extent required by applicable Law, vote in favor of the approval and adoption of this Agreement (as amended by the Second Amendment) and the transactions contemplated hereby, including the Merger and the Tender Offer, as supplemented in accordance with the Second Amendment, in each case on the terms and subject to the conditions of this Agreement (as amended by the Second Amendment);

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable, and the board of directors of Parent has unanimously approved, this Agreement (as amended by the Second Amendment), the First Amendment, the Second Amendment, the Merger and the transactions contemplated by this Agreement (as amended by the Second Amendment), on the terms and subject to the conditions set forth in this Agreement (as amended by the Second Amendment);”.

(c)          The tenth recital in the Merger Agreement is amended and restated as follows:

“WHEREAS, concurrently with the execution of the Second Amendment, and as a condition and inducement to the willingness of the Company to enter into the Second Amendment, the Sponsors are entering into a second amended and restated Limited Guarantee in favor of the Company with respect to certain of Parent’s and Merger Sub’s obligations under this Agreement as further specified therein.”

2.         Replacement of the Phrase First Amendment.  The Merger Agreement is amended by replacing the phrase “First Amendment” with the phrase “Second Amendment” in the following sections:

Section	Instance of Replacement
Section 1.1(a) – The Tender Offer	The second sentence
Section 1.2 – Tender Offer Documents	The first sentence of the second paragraph
Section 1.3(a) – Company Actions	Clause (ii) of the first sentence
Section 1.3(b) – Company Actions	Each instance it is used in the first sentence of the second paragraph
Section 4.3 - Corporate Authorization	Each instance it is used
Section 4.4 – Enforceability	Each instance it is used
Section 4.6 - Governmental Authorizations	Each instance it is used

Section 4.7 - Non-Contravention	Each instance it is used
Section 4.25 – Opinion of Financial Advisor	Each instance it is used
Section 5.2 - Corporate Authorization	Each instance it is used
Section 5.3 - Government Authorizations	Each instance it is used
Section 5.4 - Non-Contravention	Each instance it is used
Section 5.6(a) – Financing	The first sentence
Section 5.6(c) – Financing	The third sentence
Section 5.6(e) – Financing	Each instance it is used
Section 6.5(d) – No Solicitation	The first sentence

3.         Section 5.6(a) – Financing: Section 5.6(a) of the Merger Agreement is amended by replacing clause (i) of the first sentence of Section 5.6(a) of the Merger Agreement with the following:

“(i) an executed second amended and restated equity commitment letter, dated as of April 18, 2012 from certain Persons party thereto (the “Sponsors”) to provide equity financing (the “Equity Financing”) to Parent and/or Merger Sub to which the Company is an express third-party beneficiary pursuant to the terms and subject to the conditions and limitations thereof as amended, modified or supplemented from time to time in accordance with its terms, the “Equity Commitment Letter”) and”

4.         Section 5.6(b) – Financing. Section 5.6(b) of the Merger Agreement is amended by inserting the phrase “and April 18, 2012” immediately following the phrase April 6, 2012” in Section 5.6(b) of the Merger Agreement.

5.         Section 5.11 – Limited Guarantee.  Section 5.11 of the Merger Agreement is amended and restated as follows:

“As of the date of the Second Amendment, Parent and Merger Sub have delivered to the Company a second amended and restated limited guarantee of the Sponsors in favor of the Company, dated as of April 18, 2012 (as amended and restated and as may be amended, modified or supplemented from time to time in accordance with its terms, the “Limited Guarantee”).  The Limited Guarantee is in full force and effect and, subject to the Enforceability Exceptions, constitutes the legal, valid and binding obligation of the Sponsors, enforceable in accordance with its terms, and has not been amended, withdrawn or rescinded in any respect.  No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsors under the Limited Guarantee.”

6.         Section 8.6(b) – Fees and Expenses Following Termination. Section 8.6(b) of the Merger Agreement is amended and restated as follows:

“The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds (x) in the cases of clauses (i), (ii) and (iii) below, an amount equal to $6,948,000 and reimbursement of Parent and its Affiliates of all Expenses up to $2,385,000 and (y) in the case of clauses (iv) and (v) below, an amount equal to that required to reimburse Parent and its Affiliates of all Expenses up to $2,385,000 (each such amount, the “Company Termination Fee”).”

7.         Section 9.1. – Certain Definitions. Section 9.1 is amended by adding the following definition to Section 9.1 of the Merger Agreement:

“(yy) “Second Amendment” means that certain Second Amendment to this Agreement, dated as of April 18, 2012, by and among Parent, Merger Sub and the Company.”

8.         Index of Defined Terms.  The Index of Defined Terms of the Merger Agreement is amended by including the defined term “Second Amendment” and its corresponding cross-reference to “Section 9.1(yy)” to the Index of Defined Terms.

B.           Working Capital Facility.  Notwithstanding anything to the contrary contained in the Merger Agreement, including, without limitation, Section 6.14(d), the parties hereto agree that the Company shall not be required to, and shall not be required to cause its Subsidiaries to, and the Company and its Subsidiaries shall not be required to use its reasonable best efforts to cause their respective Representatives to, cooperate reasonably with and assist Parent, Merger Sub and their authorized Representatives in connection the arrangement of the Working Capital Facility.

C.           Consent Solicitation.  Notwithstanding anything to the contrary contained in the Merger Agreement, including, without limitation, Section 6.16(a), the parties hereto agree that in connection with the Consent Solicitation, other than the Change of Control Amendments that are described in the Consent Solicitation Statement, dated as of March 13, 2012, as amended on April 2, 2012 and further amended on April 16, 2012 (as amended, the “Consent Solicitation Statement”), the Company shall not be required to modify or seek to modify any other terms or provisions of the 2017 First Mortgage Indenture to accommodate Parent’s financing with respect to the transactions provided for in the Merger Agreement with respect to the 2017 First Mortgage Notes issued by the Issuers pursuant to the 2017 First Mortgage Indenture.  Upon obtaining the Requisite Notes Consent prior to the Acceptance Time, the Company agrees to cause the supplemental indenture to the 2017 First Mortgage Indenture contemplated by the Consent Solicitation Statement to be promptly authorized, executed and delivered prior to the Acceptance Time by the Company, the Issuers and each of the other subsidiary guarantors party to the 2017 First Mortgage Indenture.

D.           References to Expiration Date.  After giving effect to that certain Letter Agreement, dated as of April 5, 2012, by and among Parent, Merger Sub and the Company (the “Letter Agreement”), the First Amendment and this Second Amendment, each reference in the Merger Agreement to “Expiration Date” shall refer to 9:00 a.m. New York City time on the eleventh Business Day from and including the date of filing of the amendment to the Schedule

TO required by §1.2 of the Merger Agreement, as extended in accordance with the terms of the Merger Agreement.

E.           References to the Merger Agreement.  After giving effect to the First Amendment and this Second Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by the First Amendment and this Second Amendment and all references in the Disclosure Schedules to “the Agreement” and “the Merger Agreement” shall refer to the Merger Agreement as amended by the First Amendment and this Second Amendment.

F.           Construction.  Except as expressly provided in the First Amendment or this Second Amendment, all references in the Merger Agreement and the Disclosure Schedules to “the date hereof” and “the date of this Agreement” shall refer to March 12, 2012.

G.           Miscellaneous. The First Amendment, this Second Amendment and the Merger Agreement (including the documents or instruments referred to herein, including any exhibits attached thereto and the Disclosure Schedules referred to therein, which exhibits and Disclosure Schedules are incorporated therein by reference), together, embody the entire agreement and understanding among the Parties and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, that may have related to such subject matters.  Except as specifically amended by the First Amendment and hereby, the Merger Agreement, as amended by the First Amendment and hereby, shall remain in full force and effect.  The terms and provisions of Article IX of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Second Amendment.

*           *           *           *           *

IN WITNESS WHEREOF, the Parties have executed or caused this Second Amendment to be executed as of the date first written above.

K-9 HOLDINGS, INC.

By:	/s/ Aaron Stone
Name: Aaron Stone
Title: President

K-9 ACQUISITION, INC.

By:	/s/ Aaron Stone
Name: Aaron Stone
Title: President

[Signature Page to Merger Agreement Second Amendment]

GREAT WOLF RESORTS, INC.

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

[Signature Page to Merger Agreement Second Amendment]